UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 22, 2004

Date of Report (date of earliest event reported)

NETGEAR, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4500 Great America Parkway Santa Clara, California 95054

(Address of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. Other Events and Regulation FD Disclosure.

     NETGEAR, Inc. announced today that it intends to file a registration statement with the Securities and Exchange Commission for an underwritten offering with respect to up to 9,000,000 shares of Company Common stock to be offered on behalf of certain selling stockholders. A purpose of the offering is to provide for an orderly distribution of shares, primarily on behalf of certain long-standing financial investors, and to provide a larger public float of Company shares. The Company does not intend to offer shares in the offering. The Company currently expects to file the registration statement during its first fiscal quarter.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is furnished herewith:

	99.1	NETGEAR, Inc. Press Release dated January 22, 2004.

ITEM 9. Regulation FD Disclosure.

     On January 22, 2004, NETGEAR, Inc. issued a press release regarding its intention to file a registration statement with the Securities and Exchange Commission for an underwritten offering with respect to up to 9,000,000 shares of Company Common stock to be offered on behalf of certain selling stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

     The information filed under Item 5 to this Form 8-K is incorporated by reference into Item 9 of this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2004

NETGEAR, Inc.

By:	/s/ Jonathon Mather

Jonathan Mather
Executive Vice President and
Chief Financial Officer

Exhibit
Number	Description

99.1	NETGEAR, Inc. Press Release dated January 22, 2004.